UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20459

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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PAB BANKSHARES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PAB BANKSHARES, INC.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775
NASDAQ: PABK
_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 25, 2010
_______________

To the Shareholders of PAB Bankshares, Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of PAB Bankshares, Inc. (the “Company”) will be held at the Company's offices located at 3250 North Valdosta Road, Valdosta, Georgia 31602 on Tuesday, May 25, 2010 at 10:00 a.m., local time, for the following purposes:

1.	To elect three members to the Board of Directors to serve three-year terms expiring at the Annual Meeting of Shareholders in 2013.

2.
To approve a proposed amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the minimum number of directors of the Company that may be fixed by a majority vote of the directors from nine to six.

3.	To ratify the appointment of Mauldin & Jenkins, LLC as our independent auditors for the fiscal year 2010.

4.	To consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has set April 9, 2010 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

James L. Dewar, Jr.
Chairman of the Board

Valdosta, Georgia
April 23, 2010

YOUR PROXY IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE.  YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

PROXY STATEMENT

PAB BANKSHARES, INC.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775
NASDAQ: PABK

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PAB Bankshares, Inc. (the “Company”) of proxies from the shareholders of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 25, 2010 at 10:00 a.m., local time, at the Company’s offices located at 3250 North Valdosta Road, Valdosta, Georgia 31602.  The Company operates through its bank subsidiary, The Park Avenue Bank (the “Bank”).

The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting.  The proxy may be revoked by the person giving it at any time before its exercise, either by notice to the Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person.  All shares represented by valid proxies received pursuant to this solicitation and not revoked before their exercise will be voted in the manner specified therein.  If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of each of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting.

This Proxy Statement and the enclosed proxy card are being mailed to the Company’s shareholders on or about April 23, 2010.  Directions to the Annual Meeting may be obtained by contacting our Corporate Secretary, Denise McKenzie, at (229) 241-2774 ext. 1622.

The Board of Directors of the Company has set April 9, 2010 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.  As of April 9, 2010 there were 13,795,040 shares of common stock of the Company issued and outstanding.

In order to establish a quorum for the transaction of business at the Annual Meeting, the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy.  Abstentions will be treated as present for purposes of determining a quorum.  Shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares (“broker non-votes”), will also be treated as present for quorum purposes.  Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.  Unlike for prior annual meetings, under recent amendments to the rules that guide how brokers vote your stock, the election of directors is no longer considered a “routine” matter as to which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to the election of directors.  As a result, if you hold your shares in street name and do not provide your broker with voting instructions, your shares will not be voted at the annual meeting with respect to the election of directors.  The ratification of Mauldin & Jenkins, LLC as our independent registered public accounting firm is considered a “routine matter” and therefore brokers will have the discretion to vote on such matter even if they do not receive voting instructions from the beneficial owner of the shares

In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication.  The costs of solicitations of proxies for the Annual Meeting will be borne by the Company. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 25, 2010.

In accordance with rules adopted by the United States Securities and Exchange Commission (“SEC”), the Company is also making this proxy statement and its Annual Report available to stockholders electronically via the Internet. To access this proxy statement and the Company’s annual report on Form 10-K on the Internet please visit www.parkavebank.com/proxy.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Company’s Board of Directors has nominated three persons for election as directors at the Annual Meeting to hold office until the 2013 Annual Meeting of Shareholders.  Each person nominated shall hold office until the term of the class of directors for which he has been elected expires and until his successor is duly elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.

The members of the Company’s Board of Directors are elected by the shareholders.  The directorships of the Company are divided into three classes, with the members of each class generally serving three-year terms.  The Company’s Board of Directors was reduced from 14 to 13 members when Joe P. Singletary retired at the 2009 Annual Meeting.  Effective March 31, 2009, Thompson Kurrie, Jr. was appointed as a director of the Company and the Bank.  On April 7, 2009, M. Burke Welsh, Jr. resigned from the Board of Directors in connection with his retirement as President and Chief Executive Officer of the Company and the Bank.  David K. Williams resigned from the Board of Directors of the Company and the Bank on September 29, 2009 and Walter W. Carroll, II unexpectedly passed away on December 20, 2009.  As a result, there are currently two vacancies on the Board of Directors.  Due to the mandatory retirement age provision in the Company’s Articles of Incorporation, F. Ferrell Scruggs, Sr. will retire at the 2010 Annual Shareholder’s Meeting (the “Annual Meeting”) and therefore will not stand for re-election, which will create a third vacancy in the Board.  As a result of these resignations, retirement and death, all three classes of directors are expected to have vacancies.  Under the Company’s Articles of Incorporation and Bylaws, a vacancy in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office.  A director so chosen will hold office until the term of the class of directors which he has been chosen expires. At this time, the Board of Directors does not intend to fill these vacancies.

Nominees with Term Expiring at the 2013 Annual Meeting:
James W. Godbee, Jr.
James B. Lanier, Jr.
Douglas W. McNeill
Directors with Term Expiring at the 2012 Annual Meeting:
James L. Dewar, Jr.
Thompson Kurrie, Jr
John E. Mansfield, Jr.
Directors with Term Expiring at the 2011 Annual Meeting:
R. Bradford Burnette
Michael H. Godwin
Kennith D. McLeod
Paul E. Parker

Vote Required

If for any reason any nominee should become unable or unwilling to accept nomination or election, the persons voting the proxies will vote for the election of another nominee designated by the Company’s Board of Directors.  Management of the Company has no reason to believe that any nominee will not serve, if elected. With regard to the election of directors, votes may be cast for, or votes may be withheld from, each nominee.  The proposal to elect directors to serve as members of the Company’s Board of Directors requires the affirmative vote of a plurality of the shares of common stock of the Company present, in person, or represented by proxy at the Annual Meeting.  Votes that are withheld, abstentions, and broker non-votes will have no effect on the election of directors.

Set forth below is information about each nominee for election to a term of office expiring at the 2013 Annual Meeting of Shareholders and each incumbent director whose term of office expires at the Annual Meetings of Shareholders in 2012 or 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
ELECT AS DIRECTORS THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION AS DIRECTORS
Term Expiring at the 2013 Annual Meeting of Shareholders

JAMES W. GODBEE, JR
Certified Public Accountant
Director since 2008
Age 43

Mr. Godbee is a partner with Henderson & Godbee, LLP, a certified public accounting firm in Valdosta, Georgia.  Prior to becoming a partner in 2000, he worked as a Tax Manager for the firm from 1997 and worked as a Tax Manager for Bearden & Smith, PC, an accounting firm in Atlanta, Georgia, from 1992 to 1997.  Mr. Godbee has served as a director of the Company and the Bank since 2008.  He has served as an advisory director of the Bank’s Valdosta Market Advisory Board since 2000, and served as the Chairman of that Advisory Board in 2008.  He also currently serves as a member of the Valdosta Housing Authority Board and the South Georgia Medical Center Foundation Board.  He has served on the Company’s Audit Committee since September 2009 and as a member of the Company’s and the Bank’s Compliance Committee since it was established in July 2009.  Mr. Godbee’s financial expertise, business experience and familiarity with the community are valuable in directing the affairs of the Company.

JAMES B. LANIER, JR.
Consultant Forester
Director since 1998
Age 63

Mr. Lanier is an owner of Lanier-Brookins, Inc., a forestry-consulting firm. Mr. Lanier was a founding director of Eagle Bancorp, Inc., the holding company for Eagle Bank and Trust, of Statesboro, Georgia, from 1990 to 1998, when it was acquired by the Company.  He has served as a director of the Bank since 2001 and as a director of Eagle Bank and Trust from its founding in 1990 until its merger into the Bank in 2002.  Mr. Lanier has served as a member of the Company’s Audit Committee since 2002 and as a member of the Company’s Governance Committee from 2005 until it was dissolved in 2008.  Mr. Lanier’s business experience and familiarity with the community are assets to the Board.

DOUGLAS W. MCNEILL
Real Estate Executive
Director since 2005
Age 67

Mr. McNeill is a director of Case Pomeroy and Company, Inc. and subsidiaries, a private company.  In 2007, he retired as President of Case Pomeroy Properties, a real estate development and investment firm located in Jacksonville Beach, Florida.   Mr. McNeill has been involved in the real estate industry for more than 30 years as a senior level executive directing multi-million dollar developments and investments.  He also serves as a director of the Real Estate Advisory Committee of the Reinhold Corporation and a member of the Investment Committee of the Woodbridge Corporation.  In addition, he is a director of the University of North Florida Foundation and a past director of Leadership Florida and the Florida Chamber of Commerce.  Since 2005, Mr. McNeill has served on the Bank’s Loan Committee, as a member of the Company’s and the Bank’s Executive Committee since its inception in 2008 and the Company’s Compensation Committee since 2005.  Mr. McNeill has served as Vice Chairman of the Company’s Board of Directors since 2007.  Mr. McNeill’s vast business experience and considerable knowledge of the real estate markets are critical to leading the Board through the current economic environment.

INCUMBENT DIRECTORS CONTINUING IN OFFICE
Term Expiring at the 2012 Annual Meeting of Shareholders

JAMES L. DEWAR, JR.
Real Estate Developer
Director since 1982
Age 67

Mr. Dewar is Chief Executive Officer of Dewar Properties, Inc. and President of Dewar Realty, Inc. in Valdosta, Georgia where he has been actively involved in various facets of real estate development, construction and management for the past 34 years.  Mr. Dewar has served as Chairman of the Board of Directors of the Company and the Bank since 2003, a member of the Bank’s Loan Committee since 2001, a member of the Company’s Compensation Committee since 2005, and a member of the Company’s and the Bank’s Executive Committee since 2008.  Mr. Dewar served as interim President and Chief Executive Officer of the Company from August 2004 to February 2005.  Mr. Dewar has also served as a director of the Bank since 1969.  Mr. Dewar’s breadth of experience and institutional knowledge of the Company are critical in guiding the Board through the current challenging economic climate.

THOMPSON KURRIE, JR
Attorney
Director since 2009
Age 61

Mr. Kurrie has been a partner with Coleman Talley LLP since 1986, practicing in the areas of corporate, banking, and commercial real estate law. Prior to joining Coleman Talley LLP, Mr. Kurrie was a tax partner with Price Waterhouse Coopers, an Assistant Professor of Accounting and Taxation at Valdosta State University, and the Chief Financial Officer and Treasurer of Griffin Corporation.  Mr. Kurrie received his Bachelor of Business Administration and Juris Doctor degrees from Emory University and his Masters of Business Administration from Georgia State University.  From January 1989 until April 2009, Mr. Kurrie served as general counsel to the Company and the Bank.  He previously served as a member of the Board of Directors of the Company and the Bank from 1989 to January 2003.  In April 2009, Mr. Kurrie was appointed to serve as a Vice Chairman of the Company’s Board of Directors.  Mr. Kurrie has served on the Bank’s Loan Committee since May 2009 and the Company’s and the Bank’s Executive Committee since September 2009.  Mr. Kurrie’s professional experience as a corporate, banking and commercial real estate lawyer provides the Board with legal insight and his strong analytical skills are helpful to the Board’s ability to direct the affairs of a highly regulated company.

JOHN E. MANSFIELD, JR.
Fuel/Energy Executive
Director since 2005
Age 54

Mr. Mansfield is Chief Executive Officer of Indigo Energy Partners, LLC, a wholesale fuel company marketing to 25 states selling gasoline, diesel, ethanol and bio-diesel to public companies and state and local governments. Indigo Energy Partners, LLC is headquartered in Alpharetta, Georgia.  Mr. Mansfield also serves as President of Indigo Land Company, a real estate investment firm located in Alpharetta, Georgia.  Prior to serving in his current capacities, Mr. Mansfield was the managing partner of Onyx-Mansfield Energy from 1998 to 2001; the founder and President of Onyx Petroleum from 1986 to 1998; the Vice President of Mansfield Oil Company from 1978 to 1984, and the President of Kangaroo Convenience Stores from 1981 to 1985, all of which were located in Gainesville, Georgia.  Mr. Mansfield has served on the Board of Directors of the Company and the Bank and as a member of the Bank’s Loan Committee and the Company’s Compensation Committee since 2005.  Mr. Mansfield’s professional experience as a successful entrepreneur provides the Board with business insight and analytical skills that are necessary to direct the Company’s affairs in this difficult environment.

INCUMBENT DIRECTORS CONTINUING IN OFFICE
Term Expiring at the 2011 Annual Meeting of Shareholders

R. BRADFORD BURNETTE
Retired Bank Executive
Director since 1982
Age 70

In 2001, Mr. Burnette retired from the Company and the Bank where he had served as President and Chief Executive Officer of the Company since its founding in 1982, as the Chief Executive Officer of the Bank from 1990 to 1997, as President of the Bank from 1983 to 1990, and as Executive Vice President of the Bank from 1968 to 1982.  Mr. Burnette has served as a director of the Bank since 1968.  Mr. Burnette served as Chairman of the Board of Directors of the Company and the Bank from 2000 to 2003.  Mr. Burnette has served as a member of the Bank’s Loan Committee since 2001, as Chairman of the Company’s Governance Committee from 2005 until it was dissolved in 2008, as a member of the Company’s and the Bank’s Executive Committee since its inception in 2008, as an ex-officio member of the Company’s Compensation Committee from 2005 to 2007, as a voting member of the Company’s Compensation Committee since 2008, a member of the Company’s and the Bank’s Compliance Committee since it was established in July 2009 and as Chairman of the Company’s Nominating Committee since September 2009.  Mr. Burnette is also a director of Nexity Bank and its holding company, Nexity Financial Corporation, a publicly-traded company headquartered in Birmingham, Alabama.  Mr. Burnette served as a director of the Federal Home Loan Bank Atlanta from 2002 to 2007.  Mr. Burnette’s experience and contacts in the banking community are assets to the Board.

MICHAEL H. GODWIN
Real Estate Executive
Director since 2002
Age 51

Mr. Godwin is the President and Chief Executive Officer of Ambling Companies, Inc. and affiliated companies, a real estate development, construction and management company headquartered in Valdosta, Georgia.  Mr. Godwin is a member of the Board of Directors of the National Multi-Housing Council.  Mr. Godwin has served as a director of the Bank since 2000.  Mr. Godwin has served as a member of the Bank’s Loan Committee since 2003, as Chairman of the Company’s Compensation Committee since 2005, as a member of the Company’s Nominating and Governance Committee from 2004 to 2005 when it was dissolved, as a member of the Company’s and the Bank’s Executive Committee since its inception in 2008, and as a member of the Company’s Nominating Committee since 2005.  Mr. Godwin’s extensive experience in real estate related projects provides unique knowledge of the markets in which we operate.

KENNITH D. MCLEOD
Certified Public Accountant
Director since 1999
Age 63

Mr. McLeod is a self-employed certified public accountant in Hazlehurst, Georgia.  Mr. McLeod is also the principal owner and Chief Executive Officer of Hazlehurst Main Street, Inc. and Medallion Investment Group, LLC, both of which are involved in commercial and industrial real estate ownership and management.  He has served as a director of the Bank since 2001, and he served as a director of Baxley Federal Savings Bank from 1985 until its merger into the Bank in 2002.  Mr. McLeod has also served as a member of the Company’s Audit Committee since 2000 and Chairman of the Company’s and the Bank’s Compliance Committee since it was established in July 2009.  Mr. McLeod’s experience brings essential financial acumen to the Board.

PAUL E. PARKER
Bakery Executive
Director since 1998
Age 61

Mr. Parker is a director and the Vice President of Claxton Bakery, Inc., a family owned wholesale bakery located in Claxton, Georgia, and the Vice President of ADMP Enterprises, Inc., a commercial real estate management company.  Mr. Parker was a founding director of Eagle Bancorp, Inc., the holding company for Eagle Bank and Trust, of Statesboro, Georgia, from 1990 to 1998, when it was acquired by the Company.  He has served as a director of the Bank since 2001 and as a director and Vice Chairman of Eagle Bank and Trust from its founding in 1990 until its merger into the Bank in 2002.  Mr. Parker has served as a member of the Company’s Audit Committee since 1998.  Mr. Parker is also a director of The Claxton Bank and its holding company, Southern Bankshares, Inc., located in Claxton, Georgia.  Mr. Parker’s business experience provides the Board with insight into the challenges facing small business owners in our markets.

There are no family relationships between any of the directors or executive officers of the Company or its subsidiaries.  However, the following family relationships exist between certain directors and an officer of the Bank and certain non-fiduciary advisory directors of the Bank.

•	R. Bradford Burnette, a director of the Company, is the father-in-law of Jeffery E. Hanson, the Valdosta/Lowndes County Market President of the Bank; and

•	Paul E. Parker, a director of the Company, is the brother of W. Dale Parker, a member and Vice Chairman of the Statesboro Advisory Board of the Bank.

PROPOSAL TWO:
APPROVAL OF A PROPOSED AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO REDUCE THE MINIMUM NUMBER OF DIRECTORS.

Background
The Company’s Board of Directors has unanimously approved resolutions recommending that Article VI of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) be amended to reduce the minimum number of directors of the Company that may be fixed by a majority vote of the directors from nine to six, subject to the approval of the Company’s shareholders. Adoption of such an amendment requires the approval of the holders of a majority of the Company’s common shares outstanding.

This proposal would amend Article VI(a) of the Articles of Incorporation to read in its entirety as follows:

VI.

DIRECTOR CLASSES & TERMS OF OFFICE

(a)           The number of directors of the Corporation shall be fixed from time to time by the majority vote of the directors of the Corporation; however, the number of directors of the Corporation so fixed by the majority vote of the directors shall be no less than six.  The directors shall be divided into three classes as nearly equal in number as possible, with respect to the first time for which they shall severally hold office.  Directors of the first class shall hold office until the first annual meeting of the shareholders following their election; directors of the second class first chosen shall hold office until the second annual meeting following their election; and directors of the third class first chosen shall hold office until the third annual meeting following their election.  At each annual meeting of the shareholders held thereafter, directors shall be chosen for a term of three (3) years to succeed those whose terms expired.

Reasons for this Proposal

The retirement of a number of our directors over the past two years has resulted in a decrease in the number of directors on our Board of Directors to ten.  The amendment would provide our Board of Directors with the flexibility to further reduce the number of directors of the Company in the event of the retirement or resignation of additional members.

The Board of Directors has determined that the proposed amendment to the Articles of Incorporation is desirable and in its shareholders’ best interest.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

PROPOSAL THREE:
RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of our Audit Committee, has appointed Mauldin & Jenkins, LLC (“Mauldin & Jenkins”) as independent auditors for the 2010 fiscal year.  A proposal will be presented at the Annual Meeting to ratify the appointment of Mauldin & Jenkins as our independent auditors for the 2010 fiscal year.  Ratification of this appointment requires the affirmative vote of the majority of the votes cast at the Annual Meeting. Votes may be cast for or against this proposal, or shareholders may abstain from voting thereon.  Abstentions and broker non-votes will have no effect on the outcome of this proposal.  If shareholders fail to ratify the appointment of Mauldin & Jenkins, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee.  We have been advised that a representative from Mauldin & Jenkins will be present at the Annual Meeting, will be given an opportunity to speak, and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL TO RATIFY THE APPOINTMENT OF THE 2010 INDEPENDENT AUDITORS.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein.  If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment on such matters.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the direction of the Company’s Board of Directors, which held 19 meetings during 2009.  The Board of Directors had five standing committees: the Audit Committee, the Nominating Committee, the Compensation Committee, the Compliance Committee and the Executive Committee.  The principal functions and the names of the directors currently serving as members of each of the standing committees are set forth below.  Copies of the charters for the Audit, Nominating, and Compensation Committees are available on the Company’s website at www.pabbankshares.com.

During 2009, all of our directors attended at least 75% of all meetings of the full Board and of the Committees on which they served.  All directors have served continuously since their first election.  The Board of Directors has affirmatively determined that the following 11 current directors, which constitute a whole of the Board, are independent in accordance with NASDAQ Rule 5605(b)(1) governing director independence:  James L. Dewar, Jr., R. Bradford Burnette, James W. Godbee, Jr., Michael H. Godwin, James B. Lanier, Jr., John E. Mansfield, Jr., Kennith D. McLeod, Douglas W. McNeill, Paul E. Parker, F. Ferrell Scruggs, Sr.

The NASDAQ rules governing director independence provide that in order for a director to be considered independent:

•
a director must not have a relationship that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	a director must not be, or during the past three years must not have been, employed by the company or by any subsidiary of the company;
•
a director must not have accepted or have an immediate family member who has accepted any compensation from the company or any subsidiary of the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than the following:

o	compensation for board or committee service,
o	compensation paid to an immediate family member who is an employee (other than an executive officer) of the company or of a subsidiary of the company, or
o	benefits under a tax-qualified retirement plan or non-discretionary compensation,
•	a director must not have an immediate family member who is, or has been in any of the past three years, employed by the company or any subsidiary of the company as an executive officer;
•
a director must not be, or have an immediate family member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made or received payments for property or services in the current or any of the past three fiscal years exceeding 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

o	payments arising solely from investments in the company’s securities, or
o	payments under non-discretionary charitable contribution matching programs;
•
a director must not be, or have an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the listed company’s executive officers serve on that entity’s compensation committee; and

•
a director must not be, or have an immediate family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

In accordance with rules of the SEC and NASDAQ, the Board of Directors has approved a Director Code of Conduct Policy applicable to all directors, an Officer and Employee Code of Conduct Policy applicable to all officers and employees and a Code of Ethical Conduct for Senior Financial Officers applicable to all principal financial officers, principal and senior accounting officers, controllers, or persons serving similar functions. These Codes of Conduct are intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. The Company’s Director Code of Conduct Policy, Officer and Employee Code of Conduct Policy and Code of Ethical Conduct for Senior Financial Officers are available on our website, www.parkavebank.com in the “Corporate Governance” subsection in the “Investor Relations” section. Shareholders may request a printed copy of any of the Codes of Conduct upon written request to Denise McKenzie, Corporate Secretary, PAB Bankshares, Inc., P.O. Box 3460, Valdosta, Georgia 31604-3460.

Leadership Structure and Risk Management.  The Board of Directors believes that our leadership structure, with separate persons serving as our Chairman of the Board and Chief Executive Officer, is in the best interests of our shareholders at this time.  We believe this structure recognizes the differences between the two roles.  Our Chief Executive Officer, Mr. Donald J. “Jay” Torbert, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while our Chairman of the Board, Mr. James L. Dewar, Jr., provides guidance to our Chief Executive Officer and sets the agenda and presides over meetings of the full Board of Directors.  We believe that the role of a separate Chairman also helps enhance the independent oversight of management of the Company and helps to ensure that the Board is fully engaged with the Company’s strategy and how well it is being implemented.  We have also appointed two Vice Chairmen, Messrs. Douglas W. McNeill and Thompson Kurrie, Jr., to provide additional leadership support.  Mr. McNeill has been a Vice Chairman since 2007, and our Board of Directors has designated him to assume the roles and responsibilities of Chairman at meetings of our Board of Directors when Mr. Dewar is not present.  Mr. Kurrie was appointed Vice Chairman in March 2009 to assist with the transition of our executive management team and to assist the Board of Directors and management with various strategic and operational initiatives.

In addition to the roles outlined above, the Board of Directors takes an active role in monitoring our exposure to a variety of risks.  Risk may be addressed from time to time by the full Board or by one or more of our Board Committees.  Senior management is responsible for identifying and managing material risks faced by the Company.  Our audit committee charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department and the independent auditors our major financial risk exposures and the steps management has taken to monitor, control and minimize such exposures.  Liquidity risk and risks associated with our debt facilities and cash management are handled primarily by our treasury department which provides monthly reports to our management asset-liability committee and our Board of Directors.  Credit risks are monitored primarily by our credit administration department which provides monthly reports to our management loan committee, a management problem asset committee, and the Bank’s Director Loan Committee.   General business and operational risks are handled primarily by executive management which discusses any such risks as necessary during its regular meetings with the Board of Directors.

The Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and operates pursuant to an Audit Committee Charter, which is available on the Company’s website at www.pabbankshares.com.  The Audit Committee consists of four members.  The Audit Committee held 16 meetings during the 2009 fiscal year.  The Audit Committee reviews the scope and timing of the audit services of the Company’s independent accountants and any other services such accountants are asked to perform and has the authority to engage the services of such independent accountants.  In addition, the Audit Committee reviews the independent accountants’ report on the Company’s financial statements and the Company’s policies and procedures with respect to internal accounting and financial controls.  The members of the Audit Committee are James W. Godbee, Jr., James B. Lanier, Jr., Kennith D. McLeod, and Paul E. Parker.  David K. Williams served on the Audit Committee until his resignation from the Board on September 29, 2009.  James W. Godbee, Jr. was appointed to replace Mr. Williams.  All Directors who currently serve as members of the Audit Committee have been determined by the Board of Directors to be independent in accordance with applicable NASDAQ and Securities and Exchange Commission (“SEC”) requirements.  The Company’s Board of Directors has affirmatively determined that Kennith D. McLeod and James W. Godbee, Jr. are “audit committee financial experts” as that term is defined under applicable federal securities regulations.

The Executive Committee consists of four directors, including the Chairman of the Board and the Vice Chairman of the Board.  The Executive Committee held 13 meetings during the 2009 fiscal year.  The Executive Committee may exercise most of the authority of the Board of Directors during intervals between the meetings of the Board of Directors. The Executive Committee is also responsible for developing and recommending to the Board of Directors a set of corporate governance principles and guidelines applicable to the Company, and overseeing the evaluation of the Board of Directors and the Company’s management.  The members of the Executive Committee during 2009 were James L. Dewar, Jr., R. Bradford Burnette, Michael H. Godwin, and Douglas W. McNeill.  F. Ferrell Scruggs, Sr. served as a member from January 1, 2009 through September 20, 2009.  Thompson Kurrie, Jr. has served since September 29, 2009.

The Compensation Committee consists of five independent directors and held eight meetings during the 2009 fiscal year.  The Compensation Committee is responsible for the oversight of the corporate philosophy and structure of compensation programs, including corporate objectives relevant to executive compensation, evaluation of executive management’s performance, design of long-term incentive components and approval of annual expenditures for executive compensation.  The Compensation Committee operates pursuant to a Compensation Committee Charter, which is available on the Company’s website at www.pabbankshares.com.  In 2009, the members of the Compensation Committee were R. Bradford Burnette, James L. Dewar, Jr., Michael H. Godwin, John E. Mansfield, Jr. and Douglas W. McNeill.

The Compliance Committee was established in July 2009.  The Compliance Committee consists of three independent directors and held six meetings during 2009.  The Compliance Committee is responsible for the oversight of the Company and the Bank’s response to the regulators regarding the Written Agreement dated July 14, 2009 between the Company, the Bank, The Federal Reserve Bank and The Banking Commissioner of the State of Georgia.   During 2009, the members of the Compliance Committee were R. Bradford Burnette, James W. Godbee, Jr. and Kennith D. McLeod.

The Nominating Committee consists of  three independent directors and held three meetings during the 2009 fiscal year.  The Nominating Committee operates pursuant to a Nominating Committee Charter, which is available on the Company’s website at www.pabbankshares.com.  The Nominating Committee considers important aspects of the director nomination process, including those regarding qualifications for service on the Board of Directors, the committee’s identification and evaluation of potential director nominees and the consideration of director nominees recommended by the shareholders.  All Directors who served as members of the Nominating Committee during 2009 have been determined by the Board of Directors to be independent in accordance with the applicable NASDAQ and SEC requirements.  During 2009, the members of the Nominating Committee were R. Bradford Burnette, Michael H. Godwin, and Douglas W. McNeill. F. Ferrell Scruggs, Sr. served on the committee through September 29, 2009.

The Nominating Committee assists the Board of Directors in fulfilling its responsibilities to shareholders by identifying and screening individuals qualified to become directors of the Company, consistent with independence, diversity and other criteria approved by the Board of Directors, recommending candidates to the Board of Directors for all directorships and for service on the committees of the Board.

With respect to the Nominating Committee’s evaluation of nominee candidates, the committee has no formal requirements or minimum standards for the individuals that are nominated.  Rather, the committee considers each candidate on his or her own merits.  However, in evaluating candidates, there are a number of criteria that the committee generally views as relevant and is likely to consider.  Some of these factors include a candidate’s:

•	career experience, particularly experience that is germane to the Company’s business, such as banking and financial services, legal, accounting, human resources, finance and marketing experience;
•	experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces;
•	contribution to diversity of the Board of Directors;
•	integrity and reputation;
•	whether the candidate has the characteristics of an independent director;
•	academic credentials;
•	other obligations and time commitments and the ability to attend meetings in person; and
•	current membership on the Company’s board -- our board values continuity (but not entrenchment).

The Nominating Committee does not assign a particular weight to these individual factors.  Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate.  Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide shareholders with a diverse and experienced Board of Directors.  With respect to the identification of nominee candidates, the committee has not developed a formalized process.  Instead, its members and the Company’s senior management generally recommend candidates whom they are aware of personally or by reputation.  The Company historically has not utilized a recruiting firm to assist in the process.

The Nominating Committee welcomes recommendations for nominations from the Company’s shareholders and evaluates shareholder nominees in the same manner that it evaluates a candidate recommended by other means.  In order to make a recommendation, the committee asks that a shareholder send the committee:

•	a resume for the candidate detailing the candidate’s work experience and academic credentials;
•
written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company’s Director Code of Conduct Policy and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated that Code or required a waiver, (4) is, or is not, “independent” as that term is defined in the committee’s charter, and (5) has no plans to change or influence the control of the Company;

•
the name of the recommending shareholder as it appears in the Company’s books, the number of shares of common stock that are owned by the shareholder and written confirmation that the shareholder consents to the disclosure of his or her name (If the recommending person is not a shareholder of record, he or she should provide proof of share ownership);

•	personal and professional references for the candidate, including contact information; and
•
any other information relating to the candidate required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A of the Exchange Act.

For a proposal to be properly brought before a meeting by a shareholder, such shareholder must have given the Company notice of such proposal in written form meeting the requirements of the Company’s bylaws no later than 60 days and no earlier than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  The committee may not necessarily respond directly to a submitting shareholder regarding recommendations.

Shareholders may send communications directly to the Board of Directors and its respective committees by mailing their remarks to the following address:

James L. Dewar, Jr., Chairman
The Board of Directors
PAB Bankshares, Inc.
Post Office Box 1124
Valdosta, Georgia 31603-1124

The Board of Directors does not require the attendance of its members at the Annual Meeting.  Nonetheless, all the directors attended last year’s Annual Meeting.

THE FOLLOWING REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE IN ANY PREVIOUS OR FUTURE DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY EXPRESSLY INCORPORATES SAID REPORTS BY REFERENCE IN ANY SUCH DOCUMENT.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who met the independence requirements of NASDAQ Rule 5605(c)(2) and Rule 10A-3 of the Exchange Act, has furnished the report set forth below.

Management is responsible for the Company’s internal controls, financial reporting process, preparation of financial statements and compliance with laws and regulations and ethical business standards.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue an opinion as to the audited financial statements’ conformity with accounting principles generally accepted within the United State of America.  The Audit Committee’s responsibility is to monitor and oversee these processes.

Within this context, the Audit Committee has met and held discussions with management and the independent accountants.  Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted within the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Committee’s review of the representations of management and the report of the independent accountants to the committee, the committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC.

The foregoing report has been furnished by the Audit Committee of the Board of Directors.

Kennith D. McLeod, Committee Chair
James W. Godbee, Jr.
James B. Lanier, Jr.
Paul E. Parker

INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of our Audit Committee, has appointed Mauldin & Jenkins as independent auditors for the fiscal year ending December 31, 2010.  Mauldin & Jenkins audited the consolidated financial statements of the Company for the 2009 fiscal year.  We have been advised that a representative of Mauldin & Jenkins will be present at the Annual Meeting, will be given an opportunity to speak, and will be available to answer appropriate questions.

Audit Fees

The aggregate fees billed and to be billed by Mauldin & Jenkins for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2009, the review and attestation of management’s assertions related to the Company’s internal control over financial reporting and the reviews of the financial statements included in the Company’s Forms 10-Q for such fiscal year were $188,000.  The aggregate fees billed by Mauldin & Jenkins for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2008, the review and attestation of management’s assertions related to the Company’s internal controls over financial reporting and the reviews of the financial statements included in the Company’s Forms 10-Q for such fiscal year were $132,500.

Audit-Related Fees

The aggregate fees, other than those disclosed under the caption Audit Fees above, billed and to be billed by Mauldin & Jenkins for assurance and related services reasonably related to the performance of the audit or review of the financial statements for fiscal year 2009 were $3,000.  There were no aggregate fees, other than those disclosed under the caption Audit Fees above, billed and to be billed by Mauldin & Jenkins for consultations regarding accounting standards, reporting issues and due diligence assistance services for fiscal year 2008.

Tax Fees

The aggregate fees billed and to be billed by Mauldin & Jenkins for professional services rendered for tax compliance, tax advice and tax planning were $16,101 for fiscal year 2009 and $20,980 for fiscal year 2008.  Such fees were principally paid for tax compliance services performed by Mauldin & Jenkins.

All Other Fees

There were no fees billed by Mauldin & Jenkins for professional services rendered other than as stated under the captions Audit Fees, Audit-Related Fees and Tax Fees above for fiscal year 2009 and for fiscal year 2008.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should be approved by the Audit Committee.  The Audit Committee approved 100% of the services performed by Mauldin & Jenkins in 2009.

EXECUTIVE OFFICERS

On April 6, 2009, M. Burke Welsh, Jr. retired from his position as President and Chief Executive Officer of the Company and the Bank.  During 2009, Mr. Donald J. Torbert, Jr., was appointed to serve as President and Chief Executive Officer of the Company and the Bank, Ms. Nicole S. Stokes was appointed to serve as Executive Vice President and Chief Financial Officer of the Company and the Bank, Mr. David H. Hammond was appointed to serve as Executive Vice President and Chief Credit Officer, Mr. George D. Henderson was appointed to serve as Chief Banking Officer and Ms. Judith S. Kelly was appointed to serve as Executive Vice President and Chief Operations Officer.

The following sets forth certain information with respect to the Company’s current executive officers.

DONALD J. TORBERT, JR.
President and Chief Executive Officer
Age 37

Mr. Torbert was appointed to serve as the President and Interim Chief Executive Officer of the Company and the Bank in April 2009 with his appointment as the Chief Executive Officer made official in July 2009. Mr. Torbert is a certified public accountant and prior to his current position served as Executive Vice President since 2003 and as Chief Financial Officer and Treasurer of the Company and the Bank since 2001.  Mr. Torbert was Senior Vice President of the Company and the Bank from 2001 to 2003 and was Vice President and Controller of the Company from 2000 to 2001.  During his tenure with the Bank, Mr. Torbert has served as a member on the Asset-Liability Committee, the Loan Committee, the Problem Asset Committee, the IT Steering Committee, and as a trustee on the Company’s 401k Plan and Employee Benefits Plan Committee. Prior to joining the Company, Mr. Torbert was employed with Mauldin & Jenkins from 1994 to 2000, where he last served as an audit manager for the firm.

R. WESLEY FULLER
Executive Vice President, Treasurer and Chief Administrative Officer
Age 49

Mr. Fuller was appointed to serve as Chief Administrative Officer and Treasurer for the Company and the Bank in October 2009.  Mr. Fuller has served as Executive Vice President of the Company and the Bank since 2002. Previously he served as Director of Operations for the Company and the Bank since 2002.  Mr. Fuller was Senior Vice President of the Company and the Bank from 2001 to 2002.  Before joining the Company, Mr. Fuller was employed by Futurus Financial Services, Inc. and Futurus Bank, N.A. as Executive Vice President and Chief Financial Officer from 2000 to 2001 and by Premier Bancshares, Inc. as Executive Vice President of Operations from 1997 until 2000.  Mr. Fuller’s banking career began in 1983 with First South Bank in Fort Valley, Georgia.

DAVID H. HAMMOND
Executive Vice President and Chief Credit Officer
Age 58

Mr. Hammond was appointed to serve as the Executive Vice President and Chief Credit Officer of the Company and the Bank in October 2009.  Previously, Mr. Hammond served as Senior Vice President of the Company and the Bank since 2007, and as Regional Credit Officer of the Company and the Bank since 2005.   Mr. Hammond has over 25 years of credit experience in various financial institutions. Prior to joining the Company in 2005, Mr. Hammond served in various credit administration positions with SouthTrust Bank, in Atlanta, Georgia from 1996 through 2004, where he last served as Vice President of Credit Administration for Residential Construction Lending.

GEORGE D. HENDERSON
Executive Vice President and Chief Banking Officer
Age 58

Mr. Henderson was appointed to serve as Chief Banking Officer for the Company and the Bank in October 2009.  Mr. Henderson has served as Executive Vice President and Chief Credit Officer of the Company and the Bank since 2007.  Mr. Henderson served as the Market President for the Bank’s Hall County, Georgia office from 2002 to 2007 during which time he also served as Senior Vice President over Commercial Lending in Hall County. Mr. Henderson has 33 years of experience in commercial banking with various financial institutions in Georgia. Prior to joining the Company in 2002, Mr. Henderson worked for Premier Bancshares, Inc. from 1993 until 2000 when it was acquired by BB&T Corporation. Mr. Henderson’s banking career began in 1974 with Trust Company Bank in Atlanta, Georgia.

JUDITH S. KELLY
Executive Vice President and Chief Operations Officer
Age 58

Ms. Kelly was appointed to serve as Executive Vice President and Chief Operations Officer of the Company and the Bank in October 2009.  Prior to her recent appointment, Ms. Kelly served as Senior Vice President of the Company and the Bank since 1996. Ms. Kelly has been with the Bank since 1975. During her time with the Company and the Bank, she has served in various management positions overseeing deposit operations, data processing, branch operations, human resources, and financial management.

NICOLE S. STOKES
Executive Vice President and Chief Financial Officer
Age 35

Ms. Stokes is a certified public accountant and was appointed to serve as Executive Vice President of the Company and the Bank in October 2009.  Ms. Stokes previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank since April 2009. Ms. Stokes served as Vice President and Controller of the Company and the Bank from 2005 until April 2009. Prior to joining the Company in 2005, Ms. Stokes served as Senior Vice President and Controller for The Banc Corporation in Birmingham, Alabama since 2004 and Assistant Controller for The Banc Corporation since 2001.

Compensation Committee Interlocks and Insider Participation

None of the voting members of the Compensation Committee was an officer or employee, or former officer or employee of the Company or the Bank during the year ended December 31, 2009. In addition, none of these individuals had any relationship requiring disclosure under “Certain Relationships and Related Transactions,” with the exception of James L. Dewar, Jr. and Thompson Kurrie, Jr.  During the year ended December 31, 2009, (i) no executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) no executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and (iii) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE IN ANY PREVIOUS OR FUTURE DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY EXPRESSLY INCORPORATES SAID REPORTS BY REFERENCE IN ANY SUCH DOCUMENT.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

In accordance with rules of the SEC, the Compensation Committee of the Company is providing the following report regarding compensation policies for the Company’s Chief Executive Officer and other named executive officers with respect to compensation paid to such persons during the last fiscal year.  The Board of Directors has established a Compensation Committee to make recommendations to the Board to discharge its responsibilities relating to the compensation of the Company’s executive officers.  Michael H. Godwin, R. Bradford Burnette, James L. Dewar, Jr., John E. Mansfield, Jr. and Douglas W. McNeill served as the members of the Compensation Committee during the year ended December 31, 2009.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2009 with management.  In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in this Proxy Statement.

The foregoing report has been furnished by the Compensation Committee of the Board of Directors.

Michael H. Godwin, Committee Chair
R. Bradford Burnette
James L. Dewar, Jr.
John E. Mansfield, Jr.
Douglas W. McNeill

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation Committee

The Compensation Committee, appointed by the Board of Directors, sets and administers the policies that govern the Company’s executive compensation programs, director compensation and various incentive and stock option programs.  Voting members of the Compensation Committee must meet SEC and NASDAQ independence requirements, although the Board of Directors may appoint non-independent directors to serve on the committee as ex-officio, non-voting members.

The Compensation Committee reviews and recommends to the Board of Directors the compensation levels of members of senior management (including the Company’s named executive officers), evaluates the performance of executive management and considers executive management succession and related matters.  All recommendations relating to the compensation of the named executive officers must be approved by a majority of the independent directors of the full Board of Directors.

The Compensation Committee has reviewed the SEC’s definition of a named executive officer and has made the determination that the Company’s named executive officers for the 2009 fiscal year were:

Donald J. Torbert, Jr.	President and Chief Executive Officer (the Company’s “Principal Executive Officer”)

Nicole S. Stokes	Executive Vice President and Chief Financial Officer (the Company’s “Principal Financial Officer”)

R. Wesley Fuller	Executive Vice President and Treasurer and Chief Administrative Officer

David H. Hammond	Executive Vice President and Chief Credit Officer

George D. Henderson	Executive Vice President and Chief Banking Officer

M. Burke Welsh, Jr.1	Former President and Chief Executive Officer
1Mr. Welsh retired from the Company on April 6, 2009.

Compensation Benchmarks and Use of Consultants

The Compensation Committee recognizes that competitive compensation is critical for attracting, motivating and rewarding qualified executives.  In 2009, the Compensation Committee retained the services of Blanchard Chase, an Atlanta, Georgia based compensation consulting firm specializing in the financial services industry, to provide an objective, third party review of executive compensation at the Company and to recommend potential improvements regarding existing practices.  Blanchard Chase also provided the Compensation Committee with industry salary surveys and other industry average data to assist it with respect to assessing compensation at other levels within the organization.

In August 2009, Blanchard Chase provided the Compensation Committee with compensation data for a custom peer group to use solely as benchmark compensation levels for the Company’s named executive officers.  The peer group was selected based upon asset size, geographic location and performance.  The peer group consisted of 16 publicly traded, similarly structured financial institutions headquartered in the southeast region of the United States (Florida, Georgia, South Carolina and Tennessee) with total assets (at December 31, 2008) between $892 million and $1.76 billion. Specifically, the peer group consisted of Fidelity Southern Corp. (LION), TIB Financial Corp. (TIBB), Bank of Florida Corp. (BOFL), Southeastern Bank Financial Corp. (SBFC), Wilson Bank Holding Company (WBHC), Palmetto Bancshares, Inc. (PLMT), CenterState Banks, Inc. (CSFL), First Security Group, Inc. (FSGI), Colony Bankcorp, Inc. (CBAN), Appalachian Bancshares, Inc. (APAB), Crescent Banking Company (CSNT), Savannah Bancorp, Inc. (SAVB), Atlantic Southern Financial Group, Inc. (ASFN), Florida Community Banks, Inc. (FLRB), First Farmers and Merchants Corp. (FFMH), and WGNB Corp. (WGNB).  Since the report contained data elements compiled from peer proxy statements filed with the SEC in 2009 for 2008 executive compensation, the consultants “aged” the peer data 3% based on their observations of general market movement in executive compensation levels to provide more current comparisons for the Compensation Committee.  Blanchard Chase also used national information from published banking and financial industry surveys such as the American Banker’s Association, Delves-Group/Bank Administration Institute, Mercer Retail Banking Compensation Survey, and Watson Wyatt.  The overall results of this engagement have provided the foundation for the Compensation Committee’s actions involving executive compensation in 2009 and 2010.

General Philosophy

The Company’s senior officers are compensated through a mix of base salary, cash bonus and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our stockholders.  The compensation setting process consists of establishing targeted base salaries for each senior officer and then providing performance-based cash and equity incentives.  The performance evaluations of management are often subjective and not always based on specific, or tangible, performance measures.

For the named executive officers, incentive compensation is designed to reward company-wide performance relative to annual and long-term strategic goals.  For other senior management positions, incentive compensation is designed to reward for the achievement of market- or department-level objectives and, to a lesser degree, company-wide performance relative to annual and long-term strategic goals.  For other officer positions, incentive compensation is designed to reward individual performance and the achievement of specific operational goals within areas under the control of those employees, although company-wide performance is also a factor.  Due to the poor financial performance of the Bank, incentive compensation was suspended during 2008 and 2009.

The policies and underlying philosophy governing the Company’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:

•	Maintain a compensation program that is equitable in a competitive marketplace.
•	Provide opportunities that integrate pay with the Company’s annual and long-term performance goals.
•	Encourage achievement of strategic objectives and creation of shareholder value.
•	Recognize and reward individual initiative and achievements.
•	Maintain an appropriate balance between base salary and short- and long-term incentive opportunity.
•	Allow the Company to compete for, retain and motivate talented executives critical to its success consistent with its quality of life philosophy.

We believe our compensation structure is designed to avoid excessive risk-taking.  The goals for our performance-based cash and equity incentives reflect a balanced mix of performance measures based on our strategic objectives, avoid excessive weight on a single performance measure and limit overall potential payments for any of our executives.

Elements of Executive Compensation

In general, for executive management, the Compensation Committee utilizes benchmark compensation levels of other banks of comparable asset size, growth strategy, and complexity and with similar products and markets as a guide to setting compensation for its executive officers.  A significant portion of the executive officers’ compensation is weighted toward elements contingent upon the Company’s annual and long-term performance.  The goals of the Compensation Committee in establishing the specific executive compensation components include:

•	Base salaries at the 50th percentile of the benchmark peer group.
•
Annual cash bonuses at the 50th percentile of the benchmark peer group when subjective annual performance goals are achieved and between the 60th and 75th percentile if annual goals are exceeded.  Annual cash bonuses for the CEO can range from 0% to 80% of the CEO’s base salary and from 0% to 60% of the other named executive officers’ base salaries.

•
Performance-based, long-term equity incentives at the 50th percentile of the benchmark peer group are periodically granted as incentives to accomplish long-term strategic goals.  Equity incentives can range from 0% to 25% of the named executive officer’s base salary.

Allocation of Compensation Components

Under the Company’s compensation structure, the targeted allocation of base salary, cash bonus and equity compensation varies depending on the officer’s level within the organization.  Below is a summary of the range of potential compensation components as a percentage of total cash and equity compensation, excluding perquisites and other employee benefits.

Position Level	Base Salary	Cash Incentive/ Bonus	Equity Compensation
CEO	45% - 100%	up to 40%	up to 15%
Executive Vice President	50% - 100%	up to 35%	up to 15%
Senior Vice President*	60% - 100%	up to 30%	up to 10%
Vice President*	70% - 100%	up to 25%	up to 5%

* Certain senior commercial lenders included in these categories could have the potential to earn up to 100% of their base salaries in annual incentives if certain individual performance objectives and the Company’s annual and long-term strategic performance goals are exceeded.

In allocating compensation among these elements, the Compensation Committee believes that the compensation of the Company’s senior-most levels of management (including the Company’s named executive officers) have the greatest ability to influence the Company’s performance.  Accordingly, performance-based incentives make up a greater portion of overall compensation for the most senior officers within the Company compared to lower levels of management who receive a greater portion of their compensation in base salary.

Certain perquisites and other employee benefits are also provided to the Company’s named executive officers.  Additional information regarding each element of executive compensation is provided below.

The following table summarizes in tabular form the compensation awarded to, earned by, or paid to the Company’s named executive officers for services rendered for the fiscal years ended December 31, 2009, 2008 and 2007.

Executive Officer Summary Compensation Table
For the Fiscal Years Ended December 31, 2009, 2008 and 2007

Name and Principal Position		Salary	Bonus	Option Awards 1	All Other Compensation2	Total
	Year	($)	($)	($)	($)	($)

Donald J. Torbert, Jr.3	2009	172,780	-	86,815	19,116	278,711
Principal Executive Officer	2008	172,780	-	-	20,981	193,761
	2007	172,780	58,950	23,883	23,541	279,154

Nicole S. Stokes4	2009	105,362	-	33,112	11,515	149,989
Principal Financial Officer

R. Wesley Fuller	2009	172,780	-	54,003	17,056	243,839
Executive Vice President	2008	172,780	-	-	20,945	193,725
	2007	172,780	58,950	23,883	24,087	279,700

George D. Henderson	2009	158,744	-	48,436	4,902	212,082
Executive Vice President	2008	155,000	-	-	6,148	161,148
	2007	148,560	53,450	19,107	11,744	232,861

David Hammond 5	2009	113,094	-	35,347	12,726	161,167
Executive Vice President

M. Burke Welsh, Jr.6	2009	82,216	-	-	734,715	816,931
Former Principal Executive Officer	2008	309,800	-	-	15,189	324,989
	2007	309,800	120,750	30,252	21,413	482,215

(1)
The values disclosed in the table represent the aggregate grant date fair value of awards in accordance with FASB Accounting Standards Codification 718 of options granted in 2009, 2008 and 2007 under the Company’s 1999 Stock Option Plan.  For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 18, “Stock Plans and Stock-based Employee Compensation,” of the notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of this Report.  During 2009, Mr. Welsh forfeited 15,912 unvested options due to his retirement from the Company and elected not to exercise 54,004 vested options available at his retirement.  There were no forfeitures by named executive officers during 2008 or 2007.

(2)
The reported amounts include the Company’s contributions to a Profit Sharing Plan, a Section 401(k) Plan and an Employee and Director Stock Purchase Program (the “SPP”), life insurance premiums paid by the Company for the named executive officers and perquisites and other personal benefits (such as auto allowance, cell phone allowance and an $8,524 temporary living allowance for Mr. Hammond in 2009) that may confer a direct or indirect benefit with a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company.  All Other Compensation does not include any perquisites and other personal benefits which are integrally and directly related to the performance of the executive’s duties.  Detail of these amounts follow:

		Contribution to a Profit Sharing Plan	Contribution to a 401(k) Plan	Contribution to a SPP	Life Insurance Premiums	Employment Contract Termination Payments	Perquisites and other personal benefits	Total
		($)	($)	($)	($)	($)	($)	($)
Officer Name	Year

Donald J. Torbert, Jr.3	2009	-	7,777	1,000	900	-	9,439	19,116
	2008	-	10,350	1,000	900	-	8,731	20,981
	2007	6,750	10,125	1,000	900	-	4,766	23,541

Nicole S. Stokes4	2009	-	4,741	1,000	571	-	5,204	11,516

R. Wesley Fuller	2009	-	7,775	1,000	900	-	7,381	17,056
	2008	-	10,350	1,000	900	-	8,695	20,945
	2007	6,750	10,125	1,000	900	-	5,312	24,087

David H. Hammond5	2009	-	2,545	565	612	-	9,004	12,726

George D. Henderson	2009	-	-	1,000	857	-	3,045	4,902
	2008	-	-	1,000	837	-	4,311	6,148
	2007	5,554	-	1,000	695	-	4,495	11,744

M. Burke Welsh, Jr.6	2009	-	3,700	-	225	730,000	790	734,715
	2008	-	10,350	1,000	900	-	2,939	15,189
	2007	6,750	10,125	1,000	900	-	2,638	21,413

(3)
Mr. Torbert was appointed to serve as the President and Interim Chief Executive Officer of the Company and the Bank in April 2009 with his appointment as the Chief Executive Officer made permanent in July 2009.

(4)	Ms. Stokes was appointed as Chief Financial Officer on April 6, 2009. The amounts reported for 2009 reflect compensation for the entire year of 2009.
(5)	Mr. Hammond was appointed as Chief Credit Officer on October 1, 2009. The amounts reported for 2009 reflect compensation for the entire year of 2009.
(6)
Mr. Welsh retired from the Company on April 6, 2009.  Under the terms of the Employment Termination Agreement, the Company agreed to pay Mr. Burke $730,000 as a severance payment related to his termination of employment with the Company; however, prior to making any such payment we must receive permission from our regulators, which has not been granted at this time.

Base Salaries

The Company’s philosophy provides each member of executive management with a level of assured cash compensation in the form of base salary that is competitive in nature and reflects the officer’s professional status and accomplishments.  Below is a summary of the peer analysis conducted by Blanchard Chase and presented the Compensation Committee during 2009.  Note that the information gathered for the analysis was derived from 2008 information, but it is being compared to the Company’s executive officers’ 2009 base salaries.  As discussed below, the Company’s executive officers’ 2009 base salaries were the same as their 2008 base salaries.

Name	Title	2008 and 2009 Base Salary	2008 Benchmark Peer Average	Variance
		(Dollars In Thousands)
Torbert	Chief Executive Officer	$172.8	$331.4	-47.8%
Stokes	EVP – Chief Financial Officer	$105.0	$184.0	-42.9%
Fuller	EVP - Chief Administrative Officer	$172.8	$258.5	-33.1%
Hammond	EVP - Chief Credit Officer	$113.0	$173.0	-34.6%
Henderson	EVP - Chief Banking Officer	$148.6	$200.7	-25.9%
Welsh	Former Chief Executive Officer	$309.8	$331.4	-6.5%

In December 2007, upon the recommendation of the Compensation Committee, the Board of Directors decided not to increase the base salaries of the named executive officers for 2008.  The Compensation Committee made this recommendation due to lower Company performance in 2007 and continued earnings pressure expected in 2008.

In December 2008, upon the recommendation of the Compensation Committee, the Board of Directors decided not to increase the base salaries of the named executive officers for 2009.  The Compensation Committee made this recommendation due to the continued deteriorating economy, the level of nonperforming assets at the Bank and the Company’s earnings outlook for 2009.

Bonuses

The Company’s practice has been to award cash bonuses to management based upon various performance evaluations.  In recent years for executive management, the practice has been to subjectively assess the performance of the officer and the performance of the Company relative to annual budgeted expectations, long-term strategic objectives and peer benchmarks.

In December 2007, the Compensation Committee reviewed the performance of each executive officer to determine their recommendation for cash bonuses.  Although the Company’s net income for 2007 would not compare to the record earnings from 2006 or 2005, the Compensation Committee determined that executive management continued to make progress towards certain strategic (non-financial) objectives.  In addition, the Compensation Committee determined that executive management had performed extremely well to date in managing the Company’s risk in a difficult operating environment.  On the recommendation of the Compensation Committee, the Board of Directors approved a bonus equal to 39% of the base salary for Mr. Welsh and bonuses equal to 31-35% of the base salary for each of the other named executive officers in 2007.  These cash bonuses were less than the prior year’s cash bonuses and were in proportion to the decrease in earnings in 2007 as compared to 2006.

In December 2008, on the recommendation of the Compensation Committee, the Board of Directors decided not to pay bonuses to executive management due to the deteriorating economy and net loss recorded for the Company in 2008.

In December 2009, on the recommendation of the Compensation Committee, the Board of Directors decided not to pay bonuses to executive management due to the deteriorating economy and net loss recorded for the Company in 2009.

Equity Incentives

The Company has historically used incentive stock options as a form of equity compensation to award management.  This form of compensation was selected because it aligns management’s objectives with that of the Company’s stockholders.  Incentive stock options also have traditionally received favorable accounting treatment for the Company and favorable tax treatment to the recipient.  However, with the implementation of Statement of Financial Accounting Standards No. 123(R) in 2006, the accounting treatment for stock options became less attractive.  As a result, the Compensation Committee is evaluating other potential methods of equity compensation for senior management.

In establishing equity awards, the equity ownership levels of the recipients and prior awards that are fully vested called “overhang” are generally not considered.  It is the Compensation Committee’s position that competitors who might try to hire away the Company’s officers would not give credit for equity ownership in the Company and, accordingly, to remain competitive the Compensation Committee cannot afford to give credit for that factor either.  However, the Compensation Committee has reviewed the level of equity overhang on the named executive officers and concluded that the overhang is low compared to data provided by its compensation consultants for the peer benchmarks and the industry as a whole.

Although there is no official policy, the Compensation Committee is sensitive to the timing of option grants and has chosen to not make equity grants at times when they have knowledge of material information about the Company that has not been made public.

There were no grants or awards made to the Company’s named executive officers under any equity compensation plan for the 2008 fiscal year.

In September 2009, Mr. Torbert provided a list of recommended incentive stock option and non-qualified stock option grants for senior management (including the named executive officers other than himself) to the Compensation Committee.  The non-qualified options were granted to officers in lieu of a raise for 2008 and 2009 and for long-term incentive and retention purposes.  The incentive options were granted to officers for long-term incentive and retention purposes. With the further recommendation of the Compensation Committee, the Board of Directors granted a total of 67,828 incentive stock options and 23,572 non-qualified options to the named executive officers other than Mr. Torbert, and an additional 17,928 incentive stock options and 28,272 non-qualified stock options for Mr. Torbert.    The incentive stock options have an exercise price equal to the closing price of the stock on the date of a grant with a 2-year cliff vesting period and a 5-year option period.  The non-qualified stock options have an exercise price of $2.00 per share with a 2-year cliff vesting period and a 5-year option period.

The following table summarizes in tabular form each grant of an award made to the Company’s named executive officers under any equity compensation plan for the last completed fiscal year.

Grants of Plan-Based Awards
For the Fiscal Year Ended December 31, 2009

Name	Grant Date 1	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		(#)	($/sh)	($)

Donald J. Torbert, Jr.	9/29/2009	11,600	2.00	23,906
	9/29/2009	16,762	3.00	30,240
	9/29/2009	17,928	3.00	32,668

Nicole S. Stokes	9/29/2009	14,100	3.00	25,693
	9/29/2009	3,600	2.00	7,419

R. Wesley Fuller	9/29/2009	5,172	3.00	9,381
	9/29/2009	17,928	3.00	32,668
	9/29/2009	5,800	2.00	11,953

David H. Hammond	9/29/2009	15,100	3.00	27,515
	9/29/2009	3,800	2.00	7,831

George D. Henderson	9/29/2009	5,200	2.00	10,717
	9/29/2009	20,700	3.00	37,720

(1)
On September 29, 2009, the Board of Directors granted stock options under the Company’s 1999 Stock Option Plan to each of the named executive officers listed in the table with an exercise price of $3.00 per share for Incentive Stock Options, which was the closing price of the Company’s stock listed on NASDAQ on the grant date and $2.00 per share for Non-Qualified Options, which was based on a discount to the market price with that discount representing the value given to the officer in lieu of a raise.  The options were granted subject to a two year cliff vesting and a five year option period.  [The fair value of the $2.00 options granted was estimated at $2.06 per share and the fair value of the $3.00 options granted was estimated at $1.82 per share based on the Black-Scholes option pricing model using the following assumptions:

Risk-free interest rate: 2.98%	Expected life of the option: 7 years
Expected dividend yield: 0.00%	Expected volatility: 58.28%

The following table summarizes in tabular form the unexercised stock option awards for the Company’s named executive officers outstanding as of the end of the last completed fiscal year.

Outstanding Equity Awards at Fiscal Year End
December 31, 2009

		Option Awards

Name		Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Donald J. Torbert, Jr.	1	01/01/01	1,530	0	$9.1912	01/01/11
	1	09/26/01	10,548	0	$10.3922	09/26/11
	1	08/02/02	5,304	0	$7.5490	08/02/12
	1	03/29/05	5,712	1,428	$13.8529	03/29/15
	1	12/19/06	3,672	2,448	$20.9314	12/19/16
	1	12/18/07	3,060	4,590	$13.4608	12/18/17
	1	09/29/09	0	17,928	$3.0000	09/29/16
	1	09/29/09	0	16,672	$3.0000	09/29/16
	2	09/29/09	0	11,600	$2.0000	09/29/16

R. Wesley Fuller	1	10/08/01	3,060	0	$10.5882	10/08/11
	1	08/02/02	8,568	0	$7.5490	08/02/12
	1	03/29/05	5,712	1,428	$13.8529	03/29/15
	1	12/19/06	3,672	2,448	$20.9314	12/19/16
	1	12/18/07	3,060	4,590	$13.4608	12/18/17
	1	09/29/09	0	17,928	$3.0000	09/29/16
	1	09/29/09	0	5,172	$3.0000	09/29/16
	2	09/29/09	0	5,800	$2.0000	09/29/16

David H. Hammond	1	01/18/05	1,632	408	$14.0392	01/18/15
	1	12/19/06	612	408	$20.9314	12/19/16
	1	09/29/09	0	15,100	$3.0000	09/29/16
	2	09/29/09	0	3,800	$2.0000	09/29/16

George D. Henderson	1	01/01/02	3,570	0	$9.8137	01/01/12
	1	08/02/02	9,792	0	$7.5490	08/02/12
	1	12/19/06	1,224	816	$20.9314	12/19/16
	1	12/18/07	2,448	3,672	$13.4608	12/18/17
	1	09/29/09	0	20,700	$3.0000	09/29/16
	2	09/29/09	0	5,200	$2.0000	09/29/16

Nicole S. Stokes	1	12/05/05	1,223	306	$17.5098	12/05/15
	1	12/19/06	1,224	816	$20.9314	12/19/16
	1	12/18/07	1,020	1,530	$13.4608	12/18/17
	1	09/29/09	0	14,100	$3.0000	09/29/16
	2	09/29/09	0	3,600	$2.0000	09/29/16

(1)
The listed stock option grants were approved by the Board of Directors under the Company’s 1999 Stock Option Plan to each of the named executive officers listed.  The option exercise prices are based on the closing price of the Company’s stock listed on NASDAQ on the grant date.  These options were granted subject to a five-year ratable vesting schedule.

(2)
The listed stock option grants were approved by the Board of Directors under the Company’s 1999 Stock Option Plan to each of the named executive officers listed.  The option exercise prices were based on a discount to the market price with that discount representing the value given to the officer in lieu of a raise.  The options were granted subject to a two year cliff vesting and a five year option period.

There were no exercises of stock options made by the Company’s named executive officers during the last completed fiscal year.

Perquisites and Other Benefits

The Compensation Committee periodically reviews the perquisites and other benefits available to executive management.  As reflected in the Summary Compensation Table, the aggregate cost of these perquisites and other benefits was $800,030 in 2009, $63,253 in 2008 and $80,785 in 2007 for the named executive officers.  Included in 2009 is $730,000 accrued for severance payments to Mr. Welsh related to his termination of employment with the Company and $8,524 as a temporary living allowance to Mr. Hammond to offset his costs of relocating to Valdosta, Georgia.  We have not made the $730,000 severance payment to Mr. Welsh since permission for making such payment has not been granted by our banking regulators.  Other elements more fully described below include 401(k) plan matching and profit-sharing contributions, stock purchase program matching contributions and other employee and medical benefits.  Finally, since routine business travel and mobile telecommunications access are often necessary, the Company provides senior management (including the named executive officers) with monthly auto and cell phone allowances to compensate them for their use of personal assets for business purposes.

As mentioned above, the Company offers a 401(k) plan to eligible employees (including the named executive officers).   The 401(k) plan allows participants to defer a portion of their compensation and provides that the Company may match a portion of the participants’ deferred compensation.  In 2009, the Company matched 75 cents for every dollar contributed by a participant up to an annual threshold equal to the lesser of 6% of each participant’s eligible compensation or the limit established by the Internal Revenue Service for 401(k) plans.  The plan also provides for non-elective and discretionary profit sharing contributions to be made by the Company at the sole discretion of the Board of Directors.  In the first quarter of 2008, approximately 3.0% of each participant’s eligible compensation was contributed as the discretionary profit sharing contributions for fiscal year 2007.   The Company did not contribute a discretionary profit sharing contribution for fiscal year 2008 or 2009.

The Company also offers an Employee and Director Stock Purchase Program to eligible employees (including the named executive officers) and directors as a convenient means of purchasing for long term investment, and not for short term speculative gain, the common stock of the Company and thereby promote interest in the Company’s continuing success, growth and development.  The program allows for a participant to purchase up to a maximum of $2,000 per year of the Company’s common stock with the Company matching 50% of the participant’s purchase.

Executive management is also eligible to participate in the Company’s other benefit plans on the same terms as other employees.  These plans include paid vacation leave, medical and dental insurance, annual physical examinations, employee assistance programs, employee and dependant group term life insurance, and employee and spousal disability insurance.

Potential Payments Upon Termination or Change in Control

The Company has employment agreements with Mr. Torbert, Mr. Fuller, Mr. Henderson and Ms. Stokes.  The terms of these agreements regarding potential payments upon termination or a change in control of the Company are essentially the same.  The Compensation Committee believes that it is important to protect these officers in the event of a change in control.  Further, it is the Compensation Committee’s belief that the interests of stockholders will be best served if the interests of executive management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders.  In May of 2008, the Compensation Committee negotiated new employment agreements for the certain executive officers to address “best practice” suggestions made by compensation consultants and to adopt recent tax law changes.  Although these contracts are still outstanding, under the terms of the Written Agreement, any severance payments under these contracts would require prior approval from the Company’s banking regulators.

For purposes of the benefits provided in the existing agreements, a change in control is deemed to occur, in general, if (i) a shareholder or group of shareholders (with certain exceptions provided) acquires 25% or more of the Company’s or the Bank’s common stock, (ii) during any period of up to two years, individuals who, at the beginning of such period, are directors of the Company or the Bank cease to constitute at least a majority of the board of directors thereof (with certain exceptions provided), or (iii) the stockholders of the Company or the Bank approve a merger or consolidation of the Company or the Bank with any other corporation other than a merger or consolidation (with certain exceptions provided) where at least 51% of the combined voting power of the surviving entity is controlled by the Company or the Company’s stockholders.

In the event of a change in control of the Company followed by a (i) reduction in the officers’ compensation, (ii) material change in the officers’ status, office, title or reporting requirements, (iii) failure by the Company to increase the officers’ salary in accordance with established procedures, or (iv) required relocation by the officers of more than 50 miles from the officers’ current office, Mr. Torbert and Mr. Fuller will be entitled to receive severance benefits in a lump sum cash amount equal to two times each officer’s total annual compensation for the fiscal year under the employment agreement in which his compensation was the highest, plus a gross up for potential excise taxes imposed by the Internal Revenue Code Section 280G if applicable.  Mr. Henderson will be entitled to receive severance benefits in a lump sum cash amount equal to two times his average annual compensation for the five calendar years preceding the date of the change in control, plus a gross up for potential excise taxes imposed by the Internal Revenue Code Section 280G if applicable.  Ms. Stokes will be entitled to receive severance benefits in a lump sum cash amount equal to her average annual compensation for the five calendar years preceding the date of the change in control, plus a gross up for potential excise taxes imposed by the Internal Revenue Code Section 280G if applicable.  Further, on the occurrence of a change in control of the Company, any unvested stock options previously granted to Mr. Torbert, Mr. Fuller, Mr. Henderson and Ms. Stokes will be accelerated and fully vested.

In the event that any of these executive officers’ employment is terminated (i) by the Company other than for “cause” (such as a material breach of the employment agreement, gross negligence or willful misconduct by the officer), or (ii) due to the Company’s breach of the employment agreement, Mr. Torbert and Mr. Fuller will be entitled to receive severance benefits in a lump sum cash amount equal to two times their base salary. Mr. Henderson will be entitled to receive severance benefits in a lump sum cash amount equal to his average annual compensation for the five calendar years preceding the date of termination.  Ms. Stokes will be will be entitled to receive severance benefits in a lump sum cash amount equal to one-half her average annual compensation for the five calendar years preceding the date of termination.

The employment agreements restrict the officers from, among other things, (i) disclosing confidential information, (ii) competing with the Company or the Bank within a defined territory for 12 months following termination, and (iii) employing any former employee of the Company or the Bank for 12 months following the employee’s termination.

The following table summarizes in tabular form the potential post-employment payments due to the executive officers with employment agreements upon termination or a change in control of the Company assuming those events occurred on the last business day of the last fiscal year and approval for such payments would be permitted by Company’s banking regulators.

Potential Payments Upon Termination or Change in Control
As of December 31, 2009

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason 1	After Change in Control Termination w/o Cause or for Good Reason 2	Voluntary Termination	Death or Disability	Change in Control
		($)	($)	($)	($)	($)

Donald J. Torbert, Jr.	Contract termination payment	345,560	605,616	-	-	-
	Stock option vesting acceleration 3	27,104	27,104	-	27,104	27,104
	IRC Sec. 280G excise tax gross-up	-	126,544	-	-	-
	Double gross-up to officer for excise tax and income tax on the gross-up 4	-	154,665	-	-	-

	Total	372,664	913,929	-	27,104	27,104

R. Wesley Fuller	Contract termination payment	345,560	608,060	-	-	-
	Stock option vesting acceleration 3	16,792	16,792	-	16,792	16,792
	IRC Sec. 280G excise tax gross-up	-	124,970	-	-	-
	Double gross-up to officer for excise tax and income tax on the gross-up 4	-	152,742	-	-	-

	Total	362,352	902,564	-	16,792	16,792

George D. Henderson	Contract termination payment	176,448	352,897	-	-	-
	Stock option vesting acceleration 3	14,882	14,882	-	14,882	14,882
	IRC Sec. 280G excise tax gross-up	-	-	-	-	-
	Double gross-up to officer for excise tax and income tax on the gross-up 4	-	-	-	-	-

	Total	191,330	367,779	-	14,882	14,882

Nicole S. Stokes	Contract termination payment	50,269	100,538	-	-	-
	Stock option vesting acceleration 3	10,080	10,080	-	10,080	10,080
	IRC Sec. 280G excise tax gross-up	-	-	-	-	-
	Double gross-up to officer for excise tax and income tax on the gross-up 4	-	-	-	-	-

	Total	60,349	110,618	-	10,080	10,080

(1)	The Company’s contractual obligation for terminating an officer’s employment agreement before a change in control event without cause is payable as a lump sum payment within 30 days of termination.
(2)	The Company’s contractual obligation for terminating an officer's employment agreement after a change in control event without cause is payable as a lump sum payment within 30 days of termination.
(3)	Value is calculated using the safe harbor valuation method outlined in Internal Revenue Bulletin 2003-34 and a $2.20 stock price as of December 31, 2009.
(4)	Assuming a 35% individual income tax rate.

Director Compensation

For the 2008 fiscal year and through February 2009, the directors of the Company were paid director’s fees of $1,000 per meeting of the full Board of Directors, $750 per meeting of the Audit Committee and $400 per meeting of the Compensation Committee, Governance Committee and Nominating Committee.  In addition, non-employee directors were paid a $10,000 annual retainer and were granted 2,000 stock options as a non-cash retainer fee on the first business day of the 2009 fiscal year.  The Company also paid annual Chairman and Committee Chairman retainers as follows:  Chairman of the Board of Directors $5,000; Audit Committee Chairman $8,000; Compensation Committee Chairman $1,200; Governance Committee Chairman $400 and Nominating Committee Chairman $400.  In addition, non-employee directors were granted 2,000 stock options as a non-cash retainer fee on the first business day of the 2008 fiscal year.

In March 2009, the Board of Directors voted to decrease its board and committee fees by 25% due to the operating losses of the Company.  Since March 2009, the directors of the Company have been paid director’s fees of $750 per meeting of the full Board of Directors, $562.50 per meeting of the Audit Committee and $300 per meeting of the Compensation Committee, Nominating Committee and Compliance Committee.  The Executive Committee waived payment of fees for all of its 2009 meetings.  In addition, non-employee directors were paid a $7,500 annual retainer and were granted 2,000 stock options as a non-cash retainer fee on the first business day of the 2009 fiscal year.  The Company also paid annual Chairman and Committee Chairman retainers as follows:  Chairman of the Board of Directors $3,750; Audit Committee Chairman $6,000; Compensation Committee Chairman $900; Executive Committee Chairman $300 and Nominating Committee Chairman $300.

Effective April 1, 2009, the Company agreed to pay Vice Chairman Kurrie cash fees of $10,000 per month in lieu of the regular director and committee fees and the retainers for the additional services he was asked to perform for the Company by the Board of Directors.  Mr. Kurrie was elected Vice Chairman of the Board of Directors on April 1, 2009 for the purpose of reorganizing and developing the management structure of the Company, changing the banking culture and establishing and supervising the strategic planning process of the Company, supervising the activities of executive management, and regularly informing the Board of Directors of the progress of the Company in these matters.  After serving in this special role for a year, the Board of Directors has determined that the necessity of these additional services provided by Mr. Kurrie has diminished to a level that no longer warrants a special compensation arrangement.  Effective March 31, 2010, Mr. Kurrie’s services as a member of the Board of Directors will be compensated by the Company at the same level as its other directors.  However, Mr. Kurrie will continue to serve as a Vice Chairman of the Board of Directors.  In his capacity as Vice Chairman, Mr. Kurrie does not have any individual authority to initiate or approve banking or other transactions.

The following table summarizes in tabular form the compensation awarded to, earned by, or paid to the Company’s directors other than Mr. Welsh, whose compensation for services rendered as a director are reported in the Executive Officer Summary Compensation Table, for the last completed fiscal year.

Director Compensation Table
For the Fiscal Year Ended December 31, 2009

Name	Fees Earned or Paid in Cash	Option Awards 1		All Other Compensation		Total
	($)	($)		($)		($)

R. Bradford Burnette	32,556	4,649		165,087	(2)	202,292
Walter W. Carroll, II(3)	29,850	4,649		-		34,499
James L. Dewar, Jr.	35,450	4,649		25,000	(4)	65,099
James W. Godbee, Jr.	24,788	4,649		-		29,437
Michael H. Godwin	30,556	4,649		-		35,205
Thompson Kurrie, Jr.	101,000	110,705	(5)	-		211,705
James B. Lanier, Jr.	31,113	4,649		-		35,762
John E. Mansfield, Jr.	29,950	4,649		-		34,599
Kennith D. McLeod	40,699	4,649		-		45,348
Douglas W. McNeill	31,655	4,649		-		36,304
Paul E. Parker	32,050	4,649		-		36,699
F. Ferrell Scruggs, Sr.(3)	20,025	4,649		-		24,674
Joe P. Singletary, Jr.(3)	15,317	4,649		-		19,966
David K. Williams(3)	36,025	4,649		-		40,674

(1)
As an annual retainer, the nonemployee members of the Board of Directors of the Company are granted 2,000 stock options on the first business day of each year that they serve on the Board of Directors.  The values disclosed in the table represent the aggregate grant date fair value of awards computed in accordance with FASB Accounting Standards Codification Topic 718 for options granted in 2009 under the Company’s 1999 Stock Option Plan. For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 18, “Stock Plans and Stock-based Employee Compensation,” of the notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data.”

The aggregate number of stock options outstanding for each director listed in the table as of December 31, 2009 follows: Mr. Burnette 24,400; Mr. Carroll 18,320; Mr. Dewar 22,360; Mr. Godbee 5,361; Mr. Godwin 16,240; Mr. Kurrie 60,160, Mr. Lanier 22,360; Mr. Mansfield 12,160; Mr. McLeod 12,976; Mr. McNeill 11,344; Mr. Parker 22,360; Mr. Scruggs 22,360; Mr. Singletary 20,360; and Mr. Williams 0.
(2)
The Company entered into a salary continuation agreement with Mr. Burnette while he was employed as an executive of the Company that would provide Mr. Burnette with $165,087 per year for 15 years commencing when Mr. Burnette turned age 65.  At December 31, 2009, the net present value of the remaining payments due to Mr. Burnette was $1,220,539 using a discount rate of 6.36%.

(3)
David K. Williams resigned from the Board of Directors of the Company and the Bank on September 29, 2009 and Walter W. Carroll, II unexpectedly passed away on December 20, 2009.  F. Ferrell Scruggs, Sr. will retire at the Annual Meeting. Joe P. Singletary, Jr. retired at the June 23, 2009 Annual Meeting.

(4)
Includes $25,000 contributed by the Bank to Valdosta State University in 2009.  In 2005, the Board of Directors of the Bank authorized the Bank to pledge $500,000 to Valdosta State University in honor of Mr. Dewar’s parents, Mr. James L. Dewar, Sr., the founder of the Bank and the Company, and Mrs. Dorothy H. Dewar.  Mr. Dewar was not present during the deliberation and vote authorizing the pledge.  At December 31, 2009, a balance of $125,000 remained payable on the pledge.

(5)
Mr. Kurrie was also granted stock options to purchase 50,000 shares of the Company’s common stock with an exercise price of $3.00 per share.  The options were granted pursuant to the Registrant’s 1999 Stock Option Plan and will expire ten years after the grant date.  The options will vest based on the market performance of the Company’s common stock as follows: 5,000 shares when the Company’s common stock trading price on the NASDAQ Stock Market reaches $4.50 per share; 5,000 shares when the Company’s common stock trading price on the NASDAQ Stock Market reaches $6.00 per share; 10,000 shares when the Company’s common stock trading price on the NASDAQ Stock Market reaches $9.00 per share; and 30,000 shares when the Company’s common stock trading price on the NASDAQ Stock Market reaches $12.00 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the shares of the Company’s common stock owned as of March 31, 2010, (a) by each person who beneficially owned more than 5% of the shares of the Company’s common stock, (b) by each of the Company’s directors and named executive officers, and (c) by all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares		Percentage Ownership(2)
R. Bradford Burnette	221,353	(3)	1.45
Dewar Family, L.P.	1,659,310		10.88
James L. Dewar, Jr.	2,932,616		19.22
R. Wesley Fuller	87,667	(6)	*
James W. Godbee, Jr.	38,354	(7)	*
Michael H. Godwin	98,025		*
GreenSky Trade Credit, LLC	1,240,000	(9)	8.13
David H. Hammond	4,000		*
George D. Henderson	67,874	(11)	*
Judith S. Kelly	26,389	(12)	*
Thompson Kurrie, Jr.	63,472		*
James B. Lanier, Jr.	54,171		*
John E. Mansfield, Jr.	155,495	(15)	1.02
Kennith D. McLeod	217,216	(16)	1.42
Douglas W. McNeill	243,340		1.60
Paul E. Parker	82,626	(18)	*
F. Ferrell Scruggs, Sr.	134,604	(19)	*
Nicole S. Stokes	5,775		*
Donald J. Torbert, Jr.	43,724	(21)	*
All directors and executive officers as a group (17 persons)	4,476,702		29.36

* Less than 1 percent.

_______________

(1)
Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities owned by such person’s spouse, children or relatives living in the same household.  Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.  A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days.  Unless otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been provided by the respective persons listed in the above table.

(2)
Based on 13,795,040 shares outstanding as of March 31, 2010 plus shares underlying outstanding stock options or warrants which are exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

(3)
Includes 5,878 shares held by Mr. Burnette’s wife and 6,642 shares held for Mr. Burnette’s minor grandchildren by Mr. Burnette’s wife as custodian.  Mr. Burnette disclaims beneficial ownership of those shares held by his wife.  Also includes 20,000 common stock warrants and 12,232 options exercisable within 60 days.

(4)	The Dewar Family, L.P. is a limited partnership and Mr. Dewar, Jr., is its general partner. The mailing address is P.O. Box 2285, Valdosta, Georgia 31604.
(5)
Includes 1,659,310 shares owned by the Dewar Family, L.P.  Mr. Dewar, Jr. is a general partner of the Dewar Family, L.P. and possesses the sole power to vote all shares owned by the limited partnership.  Also includes 240,000 common stock warrants, 14,272 options exercisable within 60 days and 6,486 shares held by Mr. Dewar, Jr.’s wife.  Includes 1,020 shares held by Mr. Dewar, Jr.’s wife and stepchildren.  Mr. Dewar, Jr. disclaims beneficial ownership of the shares held by his wife and those held by his wife and stepchildren.  Mr. Dewar, Jr.’s mailing address is P. O. Box 2285, Valdosta, Georgia 31604.

(6)	Includes 8,000 common stock warrants and 25,500 options exercisable within 60 days. Also includes 236 shares held by Mr. Fuller’s minor children, over which shares Mr. Fuller has custodial power.
(7)	Includes 8,000 common stock warrants and 673 options exercisable within 60 days.
(8)	Includes 16,000 common stock warrants and 10,192 options exercisable within 60 days.
(9)	Includes 240,000 common stock warrants. The mailing address for GreenSky Trade Credit, LLC is 1797 Northeast Expressway NE, Suite 100 Atlanta, Georgia 30329.
(10)	Includes 2,652 options exercisable within 60 days.
(11)	Includes 479 shares held by Mr. Henderson’s son, of which Mr. Henderson disclaims beneficial ownership. Also includes 8,000 common stock warrants and 17,034 options exercisable within 60 days.
(12)	Includes 12,472 options exercisable within 60 days.
(13)	Includes 10,400 common stock warrants and 6,120 options exercisable within 60 days.
(14)	Includes 4,000 common stock warrants and 14,272 options exercisable within 60 days.
(15)
Includes 98,461 shares held in a family partnership, of which shares Mr. Mansfield has sole voting power.  Also, includes 8,000 common stock warrants, 6,112 options exercisable within 60 days and 1,582 shares held by Mr. Mansfield’s minor children, over which shares Mr. Mansfield has custodial power.

(16)	Includes 33,782 shares held by Mr. McLeod’s wife, of which shares Mr. McLeod disclaims beneficial ownership. Also includes 20,000 common stock warrants and 6,928 options exercisable within 60 days.
(17)	Includes 184,282 shares held in a trust, of which shares Mr. McNeill shares voting power with his wife. Includes 40,000 common stock warrants and 5,296 options exercisable within 60 days.
(18)	Includes 5,920 common stock warrants and 14,272 options exercisable within 60 days.
(19)
Includes 16,440 shares held by Mr. Scruggs’ wife, of which shares Mr. Scruggs disclaims beneficial ownership and 14,619 shares held by a family limited partnership.  Also includes 8,000 common stock warrants and 14,272 options exercisable within 60 days.

(20)	Includes 3,467 options exercisable within 60 days.
(21)	Includes 800 common stock warrants and 31,254 options exercisable within 60 days.

Equity Compensation Plan Information
The following table summarizes the Company’s equity compensation plans as of December 31, 2009:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans*

Equity Compensation Plans Approved by Security Holders	912,563	$8.52	403,283

Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a

*excluding securities reflected in the first column

In addition to the equity compensation plans approved by our stockholders, we have the Employee and Director Stock Purchase Program (the “SPP”).  The Bank, serving as the SPP custodian, uses funds contributed from employees and directors up to an amount specified in the SPP, matched by the Company at a rate of 50%, to purchase shares of our common stock.  A participant may request a distribution of his or her entire account at any time.  A participant’s participation in the SPP terminates immediately upon termination of employment or director status.  The SPP is administered by a committee appointed by the Board of Directors.  We may amend or terminate the SPP or suspend the employer matching contributions at any time.  For more information about the SPP, see Note 17 in the accompanying Notes to the Consolidated Financial Statements in Item 8 of this Report.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s officers and directors, and persons who own 10% or more of the registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and 10% or more shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during fiscal year 2009, all directors, officers and 10% shareholders complied with all Section 16(a) filing requirements, except:

a Form 5 for Mr. McNeill related to the transfer of 166,666 shares of our common stock on November 6, 2009 to a joint trust with his wife was inadvertently filed late.  The Form 5 was subsequently filed on March 24, 2010.

CODE OF CONDUCT AND ETHICS

In accordance with rules of the SEC and NASDAQ, the Board of Directors has approved a Director Code of Conduct Policy applicable to all directors, an Officer and Employee Code of Conduct Policy applicable to all officers and employees and a Code of Ethical Conduct for Senior Financial Officers applicable to all principal financial officers, principal and senior accounting officers, controllers, or persons serving similar functions. These Codes of Conduct are intended to provide guidance to directors and management to assure compliance with the law and promote ethical behavior. The Company’s Director Code of Conduct Policy, Officer and Employee Code of Conduct Policy and Code of Ethical Conduct for Senior Financial Officers are available on our website, www.parkavebank.com in the “Corporate Governance” subsection in the “Investor Relations” section.  Shareholders may request a printed copy of any of the Codes of Conduct upon written request to Denise McKenzie, Secretary, PAB Bankshares, Inc., P.O. Box 3460, Valdosta, Georgia 31604-3460.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain of the officers, directors and shareholders of PAB and the Bank, and affiliates of such persons, have from time to time engaged in banking transactions with the Bank.  We expect those persons to continue those transactions in the future.  Any loans or other extensions of credit the Bank made to those individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.  At December 31, 2008 and December 31, 2009, loans outstanding to our officers and directors named in this report and their affiliates amounted to an aggregate of $37,948,775 and $20,836,001, respectively.

In 2005, the Board of Directors of the Bank authorized the Bank to pledge $500,000 to Valdosta State University in honor of Mr. James L. Dewar, Sr., the founder of the Bank and PAB, and Mrs. Dorothy H. Dewar.  Mr. and Mrs. Dewar are the parents of James L. Dewar, Jr.  Mr. Dewar was not present during the deliberation and vote authorizing the pledge.  During 2008 and 2009, the Bank contributed $25,000 each year towards satisfying the pledge.  At December 31, 2009, a balance of $125,000 remained on the pledge.

Thompson Kurrie, Jr., a director, is a partner in the law firm of Coleman Talley LLP., which provides various legal services to us.  During 2009, we paid Coleman Talley LLP approximately $271,000 in fees and expenses for legal services.

Walter W. Carroll, II, a director until he passed away on December 20, 2009, was an owner of Carroll Investment Group, LLC, a commercial real estate brokerage firm (“CIG”).  In August 2009, we engaged CIG to serve as our outside real estate advisors for the management, marketing and disposition of our other real estate owned.  Under the terms of our engagement, we will pay CIG is paid a monthly advisory fee of $8.333 and a quarterly bonus for certain properties sold during the engagement.  The bonus will be equal to the greater of 1% of the sales price or any commissions that CIG is entitled to receive via its brokerage services, of which PAB will receive a refund of one-half of CIG’s portion in excess of 1% of the sales price of that property.  Our agreement with CIG has an initial term of one year and will automatically renew for 3-month successive periods until either we or CIG terminates the agreement.

On March 5, 2009, the Bank entered into a Receivables Origination Agreement and a Servicing Agreement with GreenSky Trade Credit, LLC.  Under terms of the agreement, the Bank agreed to fund up to $30,000,000 in eligible business credit card and other credit account receivables that conform with the Bank’s credit criteria.  GreenSky Trade Credit, LLC processes payments and advances and authorizes transactions under the Servicing Agreement and is paid a fee for those services.

We issued warrants for the purchase of 1,072,960 shares of our common stock at an exercise price of $3.75 per share for a term of seven years in our two private placements completed in September 2009.  Following the completion of our anticipated public offering, we intend to modify the warrants issued in the private placements to provide the warrant holders with an enhanced economic benefit for their earlier investment.  We propose to offer to each warrant holder the opportunity to exchange the holder’s existing warrant for a new warrant with:  a reduced exercise price equal to 125% of the offering price of the shares of common stock sold in the public offering; an increased number of shares that may be purchased under the warrant; and a shortened term of five years.  In evaluating this transaction, our Board of Directors engaged an outside firm to perform a valuation analysis.  Certain of our related parties may participate in the warrant exchange for an economic benefit that may exceed $120,000, though the exact amount of such benefit cannot be determined at this time.  The warrants held by members of our Board of Directors and executive officers will not be modified and will remain under the terms of their initial issuance; however, relatives of certain members of our Board of Directors and executive officers may participate in the warrant exchange.   Members of our Board of Directors who have relatives that may participate in the warrant exchange did not participate in the vote of the Board of Directors approving the warrant modification.

All related party transactions set forth above were subject to review by management and required approval by the Audit Committee or our disinterested directors.  We believe that the terms for all of these related party transactions are at least as favorable as those that could be obtained from a third party.  All future related party transactions will require approval by the Audit Committee for potential conflict of interest situations, as permitted under NASDAQ Listing Standards Rule 5630(a).  The term “related party transaction” is generally defined as any transaction, since January 1, 2008, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.  A “related person” is any director, director nominee, or executive officer of PAB, any holder of more than 5% of the outstanding voting securities of PAB, or any immediate family member of the foregoing persons will have a direct or indirect interest.  The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to PAB.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S
PROXY STATEMENT

Proposals of shareholders intended to be presented at the Company’s 2010 Annual Meeting of Shareholders must be received at the Company’s principal executive offices by December 24, 2010 in order to be eligible for inclusion in the Company’s Proxy Statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR’S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2011 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company:  (i) receives notice of the proposal before the close of business on March 9, 2011, and advises shareholders in the 2011 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 9, 2011.  Notices of intention to present proposals at the 2011 Annual Meeting of Shareholders should be addressed to Denise McKenzie, Corporate Secretary, PAB Bankshares, Inc., P.O. Box 3460, Valdosta, Georgia 31604-3460.

REPORTS

Copies of the Company’s 2009 Annual Report to Shareholders and Annual Report on Form 10-K, which includes the Company’s audited financial statements for the year ended December 31, 2009, are being mailed to all shareholders together with this Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov.  Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

PAB BANKSHARES, INC.
PROXY FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Is Solicited on Behalf of the Board of Directors of PAB Bankshares, Inc.

The undersigned shareholder hereby appoints Donald J. Torbert, Jr. and R. Wesley Fuller, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of PAB Bankshares, Inc. (the "Company") held of record by the undersigned on April 9, 2010, at the Annual Meeting of Shareholders (the "2010 Annual Meeting") to be held at the Company's offices located at 3250 North Valdosta Road, Valdosta, Georgia, 31602, on Tuesday, May 25, 2010, at 10:00 a.m., local time, or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1.
The proposal to elect the following individuals (the "Nominees") to serve as members of the Company's Board of Directors until the time specified and until their successors are duly elected and qualified: James W. Godbee, Jr., James B. Lanier, Jr., and Douglas W. McNeill to serve as members of the Company's Board of Directors until the 2013 Annual Meeting of Shareholders of the Company.

Nominees:	James W. Godbee, Jr., James B. Lanier, Jr., and Douglas W. McNeill

☐ FOR all Nominees listed above	☐ FOR ALL EXCEPT	☐ WITHHOLD authority to vote for all Nominees

Instructions:  To withhold authority to vote for any individual Nominee, mark “FOR ALL EXCEPT” and write that Nominee's name in the space provided below.

2.
To approve a proposed amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the minimum number of directors of the Company that may be fixed by a majority vote of the directors from nine to six.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The proposal to ratify the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors for the fiscal year 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the 2010 Annual Meeting or any adjournment or postponement thereof.

This Proxy revokes all prior proxies with respect to the 2010 Annual Meeting and may be revoked prior to its exercise.  No proposal is conditioned on or related to any other proposal.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO REDUCE THE MINIMUM NUMBER OF DIRECTORS REFERENCED IN PROPOSAL 2, FOR THE RATIFICATION OF AUDITORS NAMED IN PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE FIRST MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

DATED:
Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE

Signature (if held jointly)

NOTE:  If stock is held in the name of two or more persons, all must sign.  When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.